Execution Copy
                                                              Class A-4a Notes



           CONFIRMATION FOR U.S. DOLLAR INTEREST RATE SWAP TRANSACTION
                          UNDER 1992 MASTER AGREEMENT

TO:      CNH Equipment Trust 2003-A ("Party B")
         Mr Erwin Soriano, ABS Unit
         The Bank of New York, as Trustee
         101 Barclay St., 8W
         New York, NY 10286
         Tel: 212-815-6434
         Fax: 212-815-2493


FROM:             Bank of America, N.A. ("Party A")
                  100 N. Tryon Street, NC 1-007-13-01
                  Charlotte, North Carolina 28255
                  Attn: Capital Markets Documentation

DATE:             May 14, 2003

Our Reference Nos: 7451838 / 7451843

The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (a) it is duly authorized to enter into this Swap Transaction and to perform its obligations hereunder, (b) the Swap Transaction and the performance of its obligations hereunder do not violate any material obligation of such party, and (c) the person executing this Confirmation is duly authorized to execute and deliver it.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between us dated as of May 14, 2003 (the "Agreement"). This Confirmation shall supplement, form part of, and be subject to that Agreement, and all provisions contained or incorporated by reference in the Agreement shall govern this Confirmation except as expressly modified below.

2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:


Trade Date:                                 May 14, 2003

Effective Date:                             May 22, 2003

Termination Date:                           The earliest of (i) September 15,
                                            2009 or (ii) when the Notional
                                            Amount hereunder has been reduced
                                            to zero, subject to early
                                            termination in accordance with the
                                            terms of the Agreement.

Calculation Periods:                        For each Payment Date, the period
                                            from and including the immediately
                                            preceding Payment Date to, but
                                            excluding, such Payment Date
                                            (without regard to any Business
                                            Day adjustment in respect of
                                            Payment Dates, in the case of
                                            Fixed Rate Calculation Periods),
                                            during the Term of this Swap
                                            Transaction, except that (a) the
                                            initial Calculation Period will
                                            commence on, and include, the
                                            Effective Date, and (b) the final
                                            Calculation Period will end on,
                                            but exclude, the Termination Date
                                            (without regard to any Business
                                            Day adjustment in the case of the
                                            final Fixed Rate Calculation
                                            Period).

                                            Floating Rate Calculation Periods
                                            correspond to "Interest Periods"
                                            under the Indenture dated as of
                                            May 1, 2003, between Party B, as
                                            issuer, and JPMorgan Chase Bank,
                                            as indenture trustee (the
                                            "Indenture").

Notional Amounts:                           For each Calculation Period, the
                                            Outstanding Amount of the Class
                                            A-4a Notes as of the close of
                                            business on the first day of each
                                            Floating Rate Calculation Period.
                                            "Outstanding Amount" and "Class
                                            A-4a Notes" each has the meaning
                                            specified in Appendix A to the
                                            Indenture.

Payment Dates:                              The 15th day of each month,
                                            subject to the Following Business
                                            Day Convention, corresponding to
                                            "Payment Dates" under the
                                            Indenture.

Fixed Amounts:
      Fixed Rate Payer:                     Party B

      Fixed Rate Payer Payment Dates:       The 15th day of each month,
                                            commencing June 16, 2003, subject
                                            to the Following Business Day
                                            Convention.

Fixed Rate:                                 2.277%

Fixed Rate Day Count Fraction:              30/360

Fixed Rate Payer Payment Amounts:           For each Payment Date, in
                                            respect of a Calculation Period,
                                            the product of (a) the Fixed Rate,
                                            (b) the Fixed Rate Day Count
                                            Fraction and (c) the Notional
                                            Amount for such Calculation
                                            Period.
Floating Amounts:

       Floating Rate Payer:                 Party A

       Floating Rate Payer Payment Dates:   The 15th day of each month,
                                            commencing June 16, 2003, subject
                                            to the Following Business Day
                                            Convention.

       Floating Rate:
                                            USD-LIBOR-BBA (set two London
                                            Banking Days prior to the first
                                            day of each Calculation Period).

       Designated Maturity:                 One month.

       Initial Floating Rate:               1.31813 %

       Spread:                              None

       Floating Rate Day Count Fraction:    Actual/360

       Floating Rate Payer Payment          For each Payment Date in
       Amounts:                             respect of a Calculation Period,
                                            the product of (a) the Floating
                                            Rate, (b) the Floating Rate Day
                                            Count Fraction, and (c) the
                                            Notional Amount.

       Reset Dates:                         Other than in connection with the
                                            Initial Floating Rate, on each
                                            Payment Date beginning with the
                                            June Payment Date, the Floating
                                            Rate (as determined two London
                                            Banking Days prior to each such
                                            Payment Date) will reset for the
                                            Floating Rate Calculation Period
                                            commencing on each such Payment
                                            Date.

Compounding:                                Inapplicable

Business Days:                              New York

Business Day Convention:                    Following (in respect of Payment
                                            Dates and Floating Rate
                                            Calculation Period End Dates
                                            only).

Calculation Agent:                          Party A


3.   Market Quotation.

     Notwithstanding the definition of "Market Quotation" in the Agreement, for purposes of determining Market Quotations in respect of this Transaction, Market Quotation shall mean a quotation from a Dealer (as defined herein), acceptable to both parties, of the amount, if any, that such Dealer would demand to receive or would offer to pay in consideration of such Dealer entering into an agreement with the Requesting Party (as defined herein), with such documentation as the Dealer and the Requesting Party may in good faith agree, which would have the effect of preserving for the Requesting Party the economic equivalent of the parties' rights and obligations under the Agreement; provided that, any such quotation shall not constitute a Market Quotation hereunder unless the Dealer shall have submitted, in connection with such quotation, a Dealer Certification (as defined herein).

     If at least one Market Quotation from a Dealer other than Party A is provided, the Requesting Party shall then have the option to either: (i) accept the arithmetic mean of the Market Quotations; or (ii) require the party to the Agreement that is not the Requesting Party (the "Non-Requesting Party") to assign, at the cost of the Non-Requesting Party, its rights and obligations under the Agreement to one of the Dealers providing Market Quotations;

provided that (a) such assignment must be pursuant to documentation that is reasonably acceptable to the Requesting Party, and (b) the Requesting Party must receive such opinions and assurances as it reasonably requests in connection with such assignment.

     In the event that no other Market Quotations are obtained, Party A may be the sole source of Market Quotations, so long as its calculations are made on the basis of a hypothetical transaction of like terms but with a notional amortization as set forth on Schedule A hereto and an option to reduce the notional to a substantially faster notional amortization.

     For purposes of this Section:

     "Dealer" means a leading dealer in the relevant markets (and may include Party A).

     "Dealer Certification" means a certificate, executed by a Dealer, representing that: (i) the Dealer is qualified and authorized to enter into an assignment of the Agreement; (ii) the Dealer has reviewed the terms of the Agreement in full and has provided a bid on the basis of such terms; and (iii) upon the request of the Requesting Party, the Dealer will accept an assignment of the Non-Requesting Party's rights and obligations under the Agreement in exchange for or by payment of the amount of its bid.

     "Requesting Party" means: (i) Party B in the case of an Event of Default where Party A is the Defaulting Party or a Termination Event where Party A is the Affected Party; and (ii) Party A in the case of an Event of Default where Party B is the Defaulting Party or a Termination Event where Party B is the Affected Party.

4.    Account Details.

Payments to Party A:

                  Name:  Bank of America, N.A.
                  ABA#:  026009593
                  G/L:  6550219386
                  Attn.:  Rate Derivative Settlements

Payments to Party B:

                  Name:  JP Morgan Chase Bank
                  ABA#:  021-000-021
                  Account:  507947541
                  Ref:  CNH Equipment Trust 2003-A
                  Attn:  Joe Costantino

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by either returning this Confirmation in person or via telecopier to the attention of Michael Bilello, Fax No. (312) 453-2787; Telephone No. (312) 234-2787. Failure to respond within such period shall not affect the validity or enforceability of this Swap Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours sincerely,

BANK OF AMERICA, N.A.



By:   /s/ Roger H. Heintzelman
     -------------------------------
      Name:  Roger H. Heintzelman
      Title:

Confirmed as of the date above:

CNH EQUIPMENT TRUST 2003-A

By    The Bank of New York,
      not in its individual capacity but solely as Trustee



By:   /s/ Erwin Soriano
     --------------------------------
      Name:  Erwin Soriano
      Title:

                                  Schedule A
                                  ----------

Period Begin Date            Base Amortization          Fast Amortization

     22-May-03                 107,000,000.00             107,000,000.00
     15-Jun-03                 107,000,000.00             107,000,000.00
     15-Jul-03                 107,000,000.00             107,000,000.00
     15-Aug-03                 107,000,000.00             107,000,000.00
     15-Sep-03                 107,000,000.00             107,000,000.00
     15-Oct-03                 107,000,000.00             107,000,000.00
     15-Nov-03                 107,000,000.00             107,000,000.00
     15-Dec-03                 107,000,000.00             107,000,000.00
     15-Jan-04                 107,000,000.00             107,000,000.00
     15-Feb-04                 107,000,000.00             107,000,000.00
     15-Mar-04                 107,000,000.00             107,000,000.00
     15-Apr-04                 107,000,000.00             107,000,000.00
     15-May-04                 107,000,000.00             107,000,000.00
     15-Jun-04                 107,000,000.00             107,000,000.00
     15-Jul-04                 107,000,000.00             107,000,000.00
     15-Aug-04                 107,000,000.00             107,000,000.00
     15-Sep-04                 107,000,000.00             107,000,000.00
     15-Oct-04                 107,000,000.00             107,000,000.00
     15-Nov-04                 107,000,000.00             107,000,000.00
     15-Dec-04                 107,000,000.00             107,000,000.00
     15-Jan-05                 107,000,000.00             107,000,000.00
     15-Feb-05                 107,000,000.00             107,000,000.00
     15-Mar-05                 107,000,000.00             107,000,000.00
     15-Apr-05                 107,000,000.00             107,000,000.00
     15-May-05                 107,000,000.00             107,000,000.00
     15-Jun-05                 107,000,000.00             107,000,000.00
     15-Jul-05                 107,000,000.00             107,000,000.00
     15-Aug-05                 107,000,000.00             105,491,300.48
     15-Sep-05                 107,000,000.00             100,207,030.92
     15-Oct-05                 107,000,000.00              94,662,043.43
     15-Nov-05                 107,000,000.00              89,556,888.33
     15-Dec-05                 107,000,000.00              84,574,785.44
     15-Jan-06                 107,000,000.00              78,134,768.44
     15-Feb-06                 107,000,000.00              71,279,094.85
     15-Mar-06                 107,000,000.00              64,110,215.00
     15-Apr-06                 100,659,517.94              55,811,091.00
     15-May-06                  90,368,422.51              48,615,536.53
     15-Jun-06                  83,825,001.12              43,803,464.55
     15-Jul-06                  78,816,304.90              40,018,896.60
     15-Aug-06                  75,305,267.59              37,209,296.78
     15-Sep-06                  72,204,151.89
     15-Oct-06                  68,695,811.92
     15-Nov-06                  65,510,872.97
     15-Dec-06                  62,295,487.59
     15-Jan-07                  57,233,115.25
     15-Feb-07                  51,537,633.39
     15-Mar-07                  45,162,791.24
     15-Apr-07                  37,283,401.21
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